As filed with the Securities and Exchange Commission on August 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BRIGGS & STRATTON CORPORATION*

(Exact name of Registrant as specified in its charter)

Wisconsin	39-0182330
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

12301 West Wirth Street

Wauwatosa, Wisconsin 53222

(414) 259-5333

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Mark A. Schwertfeger

Senior Vice President and Chief Financial Officer

Briggs & Stratton Corporation

12301 West Wirth Street

Wauwatosa, Wisconsin 53222

(414) 259-5333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Ryan P. Morrison

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 277-5000

Approximate date of commencement of proposed sale of the securities to the public: At such time or from time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [    ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ x ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [    ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)
Subsidiary Guarantees	(2)	(2)	(2)	(2)

(1)

An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)

The guarantees would not be issued separately, or for separate consideration, apart from the debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

*TABLE OF ADDITIONAL CO-REGISTRANT

Name, Address and Telephone Number	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification Number
Briggs & Stratton Power Products Group, LLC (1)	Delaware	3621	39-1932782

(1)	The address of Briggs & Stratton Power Products Group, LLC is 12301 West Wirth Street, Wauwatosa, Wisconsin, 53222 and its telephone number is (414) 259-5333.

PROSPECTUS

BRIGGS & STRATTON CORPORATION

DEBT SECURITIES

Briggs & Stratton Corporation may offer, from time to time, debt securities and guarantees of debt securities to be issued by one or more of our subsidiaries to be identified when any guarantees are issued. We will describe in further detail the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement, which will describe the method and terms of the offering.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” that may be included in any supplement, or which are incorporated by reference into this prospectus.

We may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

-------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

-------------------------

The date of this prospectus is August 30, 2016.

*            *             *

No person has been authorized to give any information or to make any representation not contained in, or incorporated by reference into, this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We do not imply or represent by delivering this prospectus that Briggs & Stratton Corporation, or its business, is unchanged after the date of the prospectus or that the information in this prospectus is correct as of any time after its date.

The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any accompanying prospectus supplement, before making an investment decision.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Using this process, we may, from time to time, offer any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should also read the exhibits to the registration statement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus and any prospectus supplement, unless otherwise stated, or the context otherwise requires, the terms “Briggs & Stratton,” “we,” “our,” “us” and the “Company” refer to Briggs & Stratton Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

All statements other than statements of historical facts included or incorporated by reference into this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs, and plans and objectives for future operations are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue” or words of similar meaning.

The Company cautions you that any forward-looking statements included in this document that are based upon assumptions and estimates were developed by management in good faith and are subject to risks, uncertainties or other factors that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results or regarded as a representation by the Company or its management that the projected results will be achieved. Some of the factors that could cause such a variance are disclosed in the “Risk Factors” section in the accompanying prospectus supplement and elsewhere in this prospectus and documents incorporated by reference into this prospectus, and include the following, among others:

●	Demand for products fluctuates significantly due to seasonality. In addition, changes in weather and consumer confidence impact demand.

●	We have only a limited ability to pass through cost increases in our raw materials to our customers during the year.

●	A significant portion of our net sales comes from major customers and the loss of any of these customers would negatively impact our financial results.

●	Changes in environmental or other laws could require extensive changes in our operations or to our products.

●	Our international operations are subject to risks and uncertainties, which could adversely affect our business or financial results.

●	Actions of our competitors could reduce our sales or profits.

●	Disruptions caused by labor disputes or organized labor activities could harm our business and reputation.

●	Our level of debt and our ability to obtain debt financing could adversely affect our operating flexibility and put us at a competitive disadvantage.

●	We are restricted by the terms of the outstanding Senior Notes and our other debt, which could adversely affect us.

●	Worldwide economic conditions may adversely affect our industry, business and results of operations

●

We have goodwill and intangible assets, which were written-down in fiscal 2016 and prior years. If we determine that goodwill and other intangible assets have become further impaired in the future, net income in such years would be adversely affected.

●	We are subject to litigation, including product liability, patent infringement and warranty claims, that may adversely affect our business and results of operations.

●

Our pension and postretirement benefit plan obligations are currently underfunded, and we may have to make significant cash payments to some or all of these plans, which would reduce the cash available for our businesses.

●	Our dependence on, and the price of, raw materials may adversely affect our profits.

●	We may be adversely affected by health and safety laws and regulations.

●	The operations and success of our Company can be impacted by natural disasters, terrorism, acts of war, international conflict and political and governmental actions, which could harm our business.

●

We are subject to tax laws and regulations in many jurisdictions, and the inability to successfully defend claims from taxing authorities could adversely affect our operating results and financial position.

●

If we fail to remain current with changes in gasoline engine technology or if the technology becomes less important to customers in our markets due to the impact of alternative fuels, our results would be negatively affected. In addition, if we are unable to continue to enhance existing products, as well as develop and market new products, that respond to customer needs and preferences and achieve market acceptance, our results may be negatively impacted.

●

Through our Products segment, we compete with certain customers of our Engines segment, thereby creating inherent channel conflict that may impact the actions of engine manufacturers and original equipment manufacturers (OEMs) with whom we compete.

●	The financial stability of our suppliers and the ability of our suppliers to produce quality materials could adversely affect our ability to obtain timely and cost-effective raw materials.

●

An inability to successfully manage information systems, or to adequately maintain these systems and their security, as well as to protect data and other confidential information, could adversely affect our business and reputation.

●	We have implemented, and Wisconsin law contains, anti-takeover provisions that may adversely affect the rights of holders of our common stock.

●	An inability to identify, complete and integrate acquisitions may adversely impact our sales, results of operations, cash flow and liquidity.

●	An inability to successfully manage the implementation of upgrades to our global enterprise resource planning (“ERP”) system could adversely affect our operations and operating results.

●	Our common stock is subject to substantial price and volume fluctuations.

We urge you to consider these factors and to carefully review the “Risk Factors” section in the accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we undertake no obligation to publicly update these statements to reflect subsequent events or circumstances.

THE COMPANY

We are the world’s largest producer of gasoline engines for outdoor power equipment. We design, manufacture, market, sell and service these products for OEMs worldwide. In addition, we market and sell related service parts and accessories for our engines. Briggs & Stratton is recognized worldwide for its strong brand name and a reputation for quality, design, innovation and value.

Our wholly owned subsidiaries include North America’s number one marketer of pressure washers, and we are a leading designer, manufacturer and marketer of power generation, lawn and garden, turf care and job site products through our Simplicity®, Snapper®, Snapper Pro®, Ferris®, PowerBoss®, Allmand™, Billy Goat®, Murray®, Branco® and Victa® brands. Briggs & Stratton products are designed, manufactured, marketed, sold and serviced in over 100 countries on six continents.

We conduct our operations in two reportable segments: Engines and Products. We manufacture four-cycle aluminum alloy gasoline engines with horsepower ranging from 5.5hp up to 37hp and torques that range from 4.50 ft-lbs gross torque to 21.00 ft-lbs gross torque through our Engines segment. Our engines are used primarily by the lawn and garden equipment industry. Major lawn and garden equipment applications include walk-behind lawn mowers, riding lawn mowers, garden tillers and snow throwers. In addition, we also manufacture engines for OEMs for use on products for industrial, construction, agricultural and other consumer applications that include portable and standby generators, pumps and pressure washers. Products segment principal product lines include portable and standby generators, pressure washers, snow throwers, lawn and garden power equipment, turf care and job site products.

Briggs & Stratton is a Wisconsin corporation and a successor to a business organized in 1909. Our principal executive offices are located at 12301 West Wirth Street, Wauwatosa, Wisconsin 53222, and our telephone number is (414) 259-5333.

WHERE YOU CAN FIND MORE INFORMATION

Briggs & Stratton files annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits and schedules, under the Securities Act of 1933 with respect to the securities that we may issue from time to time. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits and schedules. You may read and copy the registration statement and any reports, statements or other information filed by us with the SEC at the SEC’s public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding issuers like us that file electronically with the SEC. You may also obtain copies of these materials through our website, www.basco.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that:

*	we can disclose important information to you by referring to other documents that contain that information;
*	the information incorporated by reference is considered to be part of this prospectus; and
*

any information that we file with the SEC in the future is automatically incorporated into this prospectus and updates and supersedes previously filed information, including information contained in this prospectus.

We incorporate by reference into this prospectus the following document and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until we sell all of the securities that we have registered under the registration statement of which this is a part:

*	Our Annual Report on Form 10-K for the year ended July 3, 2016.

You may access a copy of any of these filings, free of charge, at our website, www.basco.com, or may request a copy of any of these filings, at no cost, by writing to Investor Relations, Briggs & Stratton Corporation, 12301 West Wirth Street, Wauwatosa, Wisconsin 53222.

If we have incorporated by reference any statement or information into this prospectus and we subsequently modify that statement or information, the statement or information incorporated into this prospectus is also modified or superseded in the same manner. This prospectus incorporates by reference any subsequently filed document.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we will use the net proceeds from the sale of any debt securities that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES

The following table sets forth our ratio of earnings (loss) to fixed charges for the periods indicated.

Fiscal Year Ended
	July 3, 2016	June 28, 2015	June 29, 2014	June 30, 2013	July 1, 2012
Ratio of Earnings (Loss) to Fixed Charges	2.6x	3.5x	2.7x	--*	2.4x

*

For the fiscal year ended June 30, 2013, earnings were not sufficient to cover fixed charges. The Company needed additional earnings of $53.8 million to achieve a ratio of earnings to fixed charges of 1.0.

For the purpose of calculating these ratios, we define earnings as income before income taxes, less equity income from equity investees, plus distributed income of equity investees, plus fixed charges. We define fixed charges as the sum of interest expense plus amortization of deferred financing fees, plus a portion of rental expense related to interest.

DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The debt securities may be either senior debt securities or subordinated debt securities. The debt securities may be issued from time to time in an unlimited aggregate principal amount and an unlimited number of series. The debt securities may be either secured or unsecured and will rank as described in the related prospectus supplement.

Senior debt securities would be issued under the indenture, dated as of December 20, 2010, between Briggs & Stratton Corporation and Wells Fargo Bank, National Association, as trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between Briggs & Stratton Corporation, any subsidiary guarantors and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

We have summarized the material provisions of the indentures below. The summary is not complete. The indentures may be modified by adding or removing covenants, events of default or other provisions as reflected in the related prospectus supplement for each particular series of debt securities. The supplemental indenture for each series will be filed or incorporated by reference as an exhibit to the registration statement. You should read the applicable indenture and the applicable supplemental indenture for provisions that may be important to you. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

The prospectus supplement relating to a particular series of debt securities will describe to the extent applicable:

(1) the title of the debt securities of such series, including the classification as senior or subordinated debt securities;

(2) the ranking of the specific series relative to other outstanding indebtedness, including subsidiaries’ debt;

(3) if the debt securities are subordinated, the aggregate amount of outstanding indebtedness as of a recent date that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness

(4) the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

(5) any limit upon the aggregate principal amount of such debt securities;

(6) whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

(7) the date or dates on which such debt securities will mature or the method of determination of such date or dates;

(8) the rate or rates, or the method of determination thereof, at which such debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates such interest will be payable and, for registered debt securities, the regular record dates;

(9) the place or places where the principal of, and premium and interest, if any, on, such debt securities will be payable;

(10) the terms and conditions upon which any such debt security may be redeemed (including the period or periods within which and the price or prices at which such security may be redeemed), in whole or in part, at our option;

(11) any terms for redemption or repurchase pursuant to any sinking fund or analogous provision at the option of a holder;

(12) if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon acceleration of maturity;

(13) any terms for conversion of the debt securities into other securities of the Company or any other corporation at the option of a holder;

(14) any terms for the attachment to such debt securities of warrants, options or other rights to purchase or sell stock;

(15) if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon acceleration of maturity (debt securities subject to such provisions being referred to as “Original Issue Discount Securities”);

(16) any covenants limiting or otherwise restricting our ability or the ability of our subsidiaries to take any action or measures;

(17) any deletions or modifications of, or additions to, the events of default under the applicable indenture with respect to such debt securities;

(18) if other than U.S. dollars, the currency, currencies or currency unit or units in which such debt securities will be denominated and in which the principal of, and premium and interest, if any, on, such securities will be payable and related restrictions;

(19) whether, and the terms and conditions on which, the Company or a holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on, such debt securities is to be made in a currency or currencies or currency unit or units other than that in which such debt securities are denominated;

(20) any determination of the amount of principal of, or premium or interest, if any, on, any such debt securities to be determined with reference to an index based on a currency or currency unit or units other than that in which such debt securities are stated to be payable or an index based on any other method;

(21) whether and under what circumstances the Company will pay additional amounts to any holder of such debt securities who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such debt securities rather than pay any additional amounts; and

(22) any other terms of any of such debt securities not inconsistent with the applicable indenture.

Form, Exchange, Registration and Transfer

The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of, or any premium or interest on, debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” means each day on which commercial banks and foreign exchange markets settle payments in the place or places where the principal of (and premium, if any) and interest, if any, on the securities of that series are payable, or place of publication. Unless otherwise specified, “business day” shall exclude any day on which commercial banks and foreign exchange markets do not settle payments in London.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Global Debt Securities

The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Satisfaction and Discharge; Defeasance

At the request of the Company, the applicable indenture will cease to be in effect as to the debt securities of any series (except for certain obligations to register the transfer or exchange of such debt securities and hold moneys for payment of such debt securities in trust) when either (a) all such debt securities have been delivered to the trustee for cancellation or (b) all such debt securities have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Company has deposited with the trustee, in trust money, in the currency, currencies or currency unit or units in which such debt securities are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such debt securities on the dates such payments are due in accordance with the terms of such debt securities.

The Company may defease any series of debt securities and, at its option, either (a) be discharged after 93 days from any and all obligations in respect of such series of debt securities (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or (b) eliminate the requirement to comply with certain restrictive covenants of the applicable indenture in respect of such series. In order to exercise either defeasance option, the Company must deposit with the trustee in trust, money, or, in the case of debt securities denominated in U.S. dollars, U.S. treasuries or, in the case of debt securities denominated in a foreign currency, foreign government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies or currency unit or units in which such debt securities are payable all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. Among the conditions to the Company exercising any such option, the Company is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised.

Events of Default, Notice and Waiver

The following are events of default under each indenture with respect to any series of debt securities that we may issue:

•	default for 30 days in payment of any interest installment when due;

•	default in payment of principal of, or premium, if any, on, debt securities of such series when due at their stated maturity, by declaration, when called for redemption or otherwise;

•	default for 30 days in the making of any payment for a sinking, purchase or analogous fund provided for in respect of debt securities of such series;

•

default for 60 days after notice to the Company by the trustee or by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant or agreement in the debt securities of such series or in the indenture with respect to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided with respect to the debt securities of such series.

No event of default with respect to a single series of indebtedness issued under the applicable indenture (and any supplemental indentures) necessarily constitutes an event of default with respect to any other series of indebtedness issued thereunder.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under that indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, or premium or interest, if any, on, or a sinking fund installment, if any, with respect to any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series. The term “default” for the purpose of this provision only means the happening of any of the events of default specified above, except that any grace period or notice requirement is eliminated.

Each indenture contains provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities.

Each indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series issued under that indenture may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series.

Each indenture includes a covenant that obligates us to file annually with the trustee a certificate signed by our principal executive officer, principal financial officer or principal accounting officer stating whether any default exists and specifying any default that exists and the nature, as well as status, thereof.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default or event of default with respect to the debt securities of such series or compliance with certain provisions of the applicable indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the debt securities of such series. The holders of a majority in principal amount of a series of outstanding debt securities also have certain rights to rescind any declaration of acceleration with respect to such series after all events of default with respect to such series not arising from such declaration shall have been cured.

Modification of the Indentures

Each indenture allows us and the trustee, without the consent of any holders of debt securities issued under the applicable indenture, to enter into supplemental indentures for the purposes, among other things, of:

•	evidencing the succession of another corporation and the assumption by such corporation of the covenants in the applicable indenture and series of debt securities;

•	adding covenants that apply to us;

•	adding additional events of default;

•	establishing the form or terms of any series of debt securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the applicable indenture; and

•	making other provisions that do not adversely affect the interests of the holders of any series of debt securities issued under the applicable indenture in any material respect.

Each indenture allows us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series under that indenture (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of such series. But no supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security or the time when any debt security may or must be redeemed;

(2) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

(3) extend the time for payment of interest on the debt securities;

(4) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(5) affect adversely the terms, if any, of conversion of any debt security into our stock or other securities or of any other corporation;

(6) reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture or any waiver (in compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) provided for in the applicable indenture; or

(7) modify any of the foregoing provisions, or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding debt securities, the consent of the holders of which is required, or to provide with respect to any particular series the right to condition the effectiveness of any amendment, supplement or waiver as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding debt securities of such series or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture. The indentures and provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

LEGAL MATTERS

The validity of the securities to be sold pursuant to this prospectus will be passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin, counsel to the Company. Legal matters will be passed upon for the underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Briggs & Stratton Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement, other than discounts, concessions and brokerage commissions, are as follows:

SEC registration fee	$	*

Trustee’s fee and expenses		**

Printing and engraving expenses		**

Legal fees and expenses		**

Accounting fees and expenses		**

Rating agency fees		**

Miscellaneous		**

Total	$	**

*	The Registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of Briggs & Stratton Corporation (the “Company”) are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal benefit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. In addition, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

The indemnification provided by the Wisconsin Business Corporation Law is not exclusive of any other rights to which a director or officer of the Company may be entitled.

Article VIII of the Bylaws of the Company provides for indemnification of directors and officers to the fullest extent permitted by Wisconsin law.

The Company has purchased insurance as permitted by Wisconsin law on behalf of directors and officers, which may cover liabilities under the Securities Act of 1933.

Item 16.  Exhibits.

See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 17.  Undertakings.

(a)          The undersigned Registrants hereby undertake:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	if the registrant is relying on Rule 430B:

a.

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

b.

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b)          The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Briggs & Stratton’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Reference is made to the indemnification provisions described in Item 15 of this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)          The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauwatosa, State of Wisconsin, on August 30, 2016.

BRIGGS & STRATTON CORPORATION

By:	/s/ Mark A. Schwertfeger
Mark A. Schwertfeger
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd J. Teske, Mark A. Schwertfeger and Kathryn M. Buono, and each of them (each with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 (in each case including, without limitation, any post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title
/s/ Todd J. Teske Todd J. Teske	Chairman, President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Mark A. Schwertfeger Mark A. Schwertfeger	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer )

/s/ Jeffrey R. Hennion Jeffrey R. Hennion	Director

/s/ James E. Humphrey James E. Humphrey	Director

/s/ Frank M. Jaehnert Frank M. Jaehnert	Director

/s/ Patricia L. Kampling Patricia L. Kampling	Director

/s/ Keith R. McLoughlin Keith R. McLoughlin	Director

/s/ Henrik C. Slipsager Henrik C. Slipsager	Director

/s/ Charles I. Story Charles I. Story	Director

/s/ Brian C. Walker Brian C. Walker	Director

*Each of the above signatures is affixed as of August 30, 2016.

S-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauwatosa, State of Wisconsin, on August 30, 2016.

BRIGGS & STRATTON POWER PRODUCTS GROUP, LLC

By:	/s/ Todd J. Teske
Todd J. Teske
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd J. Teske, Mark A. Schwertfeger and Kathryn M. Buono, and each of them (each with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 (in each case including, without limitation, any post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title
/s/ Todd J. Teske Todd J. Teske	President (Principal Executive Officer)

/s/ Mark A. Schwertfeger Mark A. Schwertfeger	Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ Kathryn M. Buono Kathryn M. Buono	Director

/s/ Harold L. Redman Harold L. Redman	Director

*Each of the above signatures is affixed as of August 30, 2016.

S-2

BRIGGS & STRATTON CORPORATION

(the “Company”)

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-3

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation	Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 1994

3.1(a)	Amendment to Articles of Incorporation	Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2004

3.2	Bylaws, as amended to April 21, 2016	Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2016

4.1	Indenture for Senior Debt Securities, dated as of December 20, 2010, between Briggs & Stratton Corporation and Wells Fargo Bank, National Association, as Trustee	Exhibit 4.1 to the Company’s Current Report on Form 8-K/A dated December 15, 2010

4.2	Form of Indenture for Subordinated Debt Securities	Exhibit 4.2 to the Company’s Registration Statement on Form S-3, dated August 27, 2013

5	Opinion of Quarles & Brady LLP		X

12	Statements Regarding Computation of Ratio of Earnings (Loss) to Fixed Charges	Exhibit 12 to the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2016

23.1	Consent of Deloitte & Touche LLP		X

23.2	Consent of Quarles & Brady LLP		Contained in Exhibit 5

24	Power of Attorney		Contained in Signatures page to this Registration Statement

25.1	Statement of Eligibility and Qualification on Form T-1 of Wells Fargo Bank, National Association to act as Trustee under the Indenture for Senior Debt Securities, dated as of December 20, 2010		X

25.2**	Statement of Eligibility of the Trustee on Form T-1 with respect to the Indenture for Subordinated Debt Securities

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.
**	To be filed separately under Form 305B2 in connection with the offering of the securities.